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EX 23.2


                                                                      Exhibit 23
                                                                         Part II

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements (Form S-8 No.'s 333-70671, 333-96325, and 333-96329, Form SB-2/A No. 333-35579,
Form S-2/A No. 333-78889 and Form S-3 333-54410) of eB2B Commerce, Inc. (formerly DynamicWeb Enterprises, Inc.) of our report dated February 22, 2000, except for notes 3, 10 and 11 as to which the date is March 30, 2001 with respect to the financial statements of eB2B Commerce, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP

New York, New York
April 16, 2001